                        STANDBY PURCHASE AND OPTION AGREEMENT


     This Standby Purchase and Option Agreement (the "Agreement") is entered into as of ______ ___, 1998, by and between MEEMIC Holdings, Inc., a Michigan corporation ("MEEMIC Holdings"), PICOM Insurance Company, a Michigan domiciled stock insurance company ("PICOM") and Professionals Group, Inc., a Michigan corporation ("Professionals").


                                       RECITALS

     WHEREAS, on June 24, 1998, the Board of Directors of MEEMIC approved a Plan of Conversion that contemplates the offering of stock in MEEMIC Holdings to Eligible Policyholders of MEEMIC in accordance with the terms of the Plan of Conversion;

     WHEREAS, on June 24, 1998, MEEMIC filed the Plan of Conversion with the Michigan Insurance Bureau for approval;

     WHEREAS, before proceeding with the Offering contemplated by the Plan of Conversion the parties desire to commit to writing the obligation of the Purchaser to purchase Shares of MEEMIC Holdings in certain circumstances as set forth in this Agreement; and

     WHEREAS, pursuant to the Plan of Conversion and in connection with the transactions contemplated by the Plan of Conversion, MEEMIC Holdings desires to grant to the Purchaser, and the Purchaser desires to obtain from MEEMIC Holdings, an option to purchase certain additional Shares of stock of MEEMIC Holdings upon certain terms and conditions set forth in greater detail below.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, MEEMIC Holdings, PICOM and Professionals agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

     SECTION 1.1 DEFINITIONS INCORPORATED BY REFERENCE. The terms set forth in this Section 1.1 are defined in the Plan of Conversion for MEEMIC, as approved by the Board of Directors of MEEMIC on June 24, 1998. The parties agree that for purposes of this Agreement, the terms set forth below, whenever initially capitalized, shall have the meaning set forth in such Plan of Conversion.
MEEMIC Holdings, PICOM and Professionals acknowledge receiving a copy of such Plan of Conversion.


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     EFFECTIVE DATE;

     ELIGIBLE POLICYHOLDERS;

     MEEMIC;

     OFFERING;

     OFFERING MAXIMUM;

     OFFERING MINIMUM;

     PURCHASE PRICE;

     SHARES; and

     SUBSCRIPTION OFFERING.

     SECTION 1.2 ADDITIONAL DEFINED TERMS. In addition to the defined terms set forth in Section 1.1, the terms set forth below, whenever initially capitalized, shall have the meaning set forth in this Section:

     "ADJUSTED PURCHASE PRICE" has the meaning set forth in Section 3.1 of this Agreement.

     "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

     "CLOSING" has the meaning set forth in Section 4.1 of this Agreement.

     "FAIR MARKET VALUE" means with respect to a Share on a given date: (a) if the Shares are listed for trading on a national securities exchange (including, for this purpose, the National Market System of the Nasdaq stock market (the "National Market System") on such date, the daily closing price per share of the Shares on such exchange (or, if there is more than one, the principal such exchange); (b) if the Shares are not listed for trading on any securities exchange (including the National Market System) on such date but are reported by Nasdaq, and the market information concerning the Shares is published on a regular basis in THE NEW YORK TIMES, THE WALL STREET JOURNAL, or Detroit News, the average of the bid and asked price per share of the Shares as so published; or (c) if (a) is inapplicable and market information concerning the Shares is not regularly published as described in (b), the average of the daily bid and asked price per share of the Shares in the over-the-counter market as reported by Nasdaq (or, if Nasdaq does not report such prices for the Shares, another generally accepted reporting service).

     "INITIAL PRICE FOR THE OPTION SHARES" has the meaning set forth in Section
3.1 of this Agreement.

     "ISSUANCE DATE FOR OPTION SHARES" has the meaning set forth in Section 3.2 of this


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Agreement.

     "MEEMIC HOLDINGS" has the meaning set forth in the first paragraph of this Agreement.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "OPTION SHARES" means the Shares of MEEMIC Holdings which the Purchaser has the right to Purchase pursuant to Article III of this Agreement.

     "PICOM" has the meaning set forth in the first paragraph of this Agreement.

     "PLAN OF CONVERSION" means the Plan of Conversion for MEEMIC, as approved by the Board of Directors of MEEMIC on June __, 1998.

     "PROFESSIONALS" has the meaning set forth in the first paragraph of this Agreement.

     "PURCHASER" means PICOM and Professionals.

     "SUBSCRIPTION AMOUNT" means the dollar amount equal to the number of Shares purchased in the Subscription Offering times the Purchase Price.

     SECTION 1.3 CAPTIONS. The captions and headings used in this Agreement are for convenience only and shall not be used in construing the provisions of this Agreement.

     SECTION 1.4 NUMBER AND GENDER. The use of any gender in this Agreement shall be deemed to be or include the other genders, including neuter, and the use of the singular shall be deemed to include the plural (and vice versa) wherever applicable.


                                      ARTICLE II
                          REQUIREMENT TO PURCHASE STOCK AND
                              OPTION TO PURCHASE STOCK

     SECTION 2.1 REQUIREMENT TO PURCHASE STOCK. Subject only to the preconditions to Closing set forth in Article IV of this Agreement, the Purchaser hereby unconditionally obligates itself to subscribe for, acquire and purchase the number of Shares which, when multiplied by the Purchase Price, equals:

          The positive difference, if any, remaining after the Subscription Amount is subtracted from the Offering Minimum.

     SECTION 2.2 RIGHT TO PURCHASE STOCK. Subject only to the preconditions to Closing set forth in Article IV of this Agreement, MEEMIC Holdings hereby grants to the Purchaser the right to subscribe for, acquire and purchase the number of Shares which, when multiplied by the

Purchase Price, equals:

          The positive difference, if any, remaining after the greater of (i) the Subscription Amount or (ii) the Offering Minimum is subtracted from the Offering Maximum.

     SECTION 2.3 DETERMINATION OF SUBSCRIPTION AMOUNT. (a) MEEMIC Holdings agrees to provide written notice to the Purchaser of the Subscription Amount within five (5) business days after the end of the period in which Participants are allowed to purchase Shares in the Subscription Offering. In the event that the Purchaser shall be required to purchase Shares pursuant to Section 2.1 of this Agreement, the notice from MEEMIC Holdings to the Purchaser shall specify the number of Shares that the Purchaser is required to purchase and the calculations in support thereof. In the event that the Purchaser shall have the right to purchase Shares pursuant to Section 2.2 of this Agreement, the notice from MEEMIC Holdings to the Purchaser shall specify the number of Shares that the Purchaser has the right to purchase pursuant to Section 2.2 and the calculations in support thereof.

     (b) The Purchaser shall have five (5) business days after it receives the notice described in (a) above to notify MEEMIC Holdings of the number of Shares, if any, it desires to purchase pursuant to Section 2.2 of this Agreement. Any such notice from the Purchaser to MEEMIC Holdings shall be irrevocable after it is delivered and after it is delivered MEEMIC Holdings shall be obligated to deliver the Shares specified in such notice to the Purchaser in accordance with the terms of this Agreement.

     SECTION 2.4 TERMS OF PURCHASE PRICE. The price that the Purchaser shall pay for any Shares purchased pursuant to Sections 2.1 or 2.2 of this Agreement shall be the Purchase Price.

     SECTION 2.5 FRACTIONAL SHARES. Sections 2.1 and 2.2 of this Agreement shall not be construed as requiring or allowing the Purchaser to purchase any fractional Shares. In the event that the calculations set forth in Sections 2.1 and 2.2 of this Agreement would otherwise provide for the purchase of fractional Shares, then the number of Shares that the Purchaser would be required or allowed to purchase shall be rounded up to the next whole number.


                                     ARTICLE III
                OPTION TO PURCHASE ADDITIONAL STOCK OF MEEMIC HOLDINGS

     SECTION 3.1 BASIC TERMS. The Purchaser shall have the irrevocable right, subject to the terms and conditions of this Article III, to purchase from MEEMIC Holdings and MEEMIC Holdings agrees to sell to the Purchaser the number of Option Shares specified below, at the price as established below.

Number of Option Shares:           (i) .51 multiplied by the number of
                                   outstanding Shares of MEEMIC Holdings as of the date the Purchaser gives notice of its intent to exercise its option to purchase the Option Shares; plus (ii) 153,000; less (iii) the number of Shares issued to PICOM pursuant to Section 7.1 of the Plan of Conversion;
                                   less (iv) the number of Shares, if any,
                                   purchased pursuant to Sections 2.1 and 2.2 of this Agreement; less (v) any other Shares other than those identified in (iii) and (iv) above and owned by the Purchaser at the time the Purchaser gives notice of its intent to exercise its option to purchase the Option
                                   Shares.

                                   the sum of (i) through (v) above shall then be divided by .49.

Price for the
Option Shares:                     (a) In the event that the Purchaser gives
                                   MEEMIC Holdings notice within the first 90 calendar days on or after the Effective Date of the Purchaser's intent to purchase the Option Shares, then on the Issuance Date of the Option Shares the Purchaser shall pay an initial price (the "Initial Price for the Option Shares") in an amount equal to (i) the number of Option Shares, times (ii) 140% of the Purchase Price. 120 calendar days after the Effective Date MEEMIC Holdings shall calculate an adjusted purchase price for the Option Shares (the "Adjusted Purchase
                                   Price") which shall be the amount equal to
                                   (i) the number of Option Shares, times (ii) the greater of (x) the average of the Fair
                                   Market Value of the Shares for the 20
                                   calendar day period commencing 71 calendar days after the Effective Date, or (y) 140% of the Purchase Price. After MEEMIC Holdings calculates the Adjusted Purchase Price,
                                   MEEMIC Holdings shall provide the Purchaser with notice of the Adjusted Purchase Price, then the Purchser shall immediately pay to MEEMIC Holdings the difference between the Initial Price for the Option Shares and the Adjusted Purchase Price, if any.
                                   (b)  In the event that the Purchaser gives
                                   MEEMIC Holdings notice after the first 90 calendar days on or after the Effective Date, but prior to the expiration of the one year period commencing on the Effective Date, of the Purchaser's intent to purchase the Option
                                   Shares, then on the Issuance Date of the Option Shares the Purchaser shall pay an amount equal to (i) the number of Option
                                   Shares, times (ii) the greater of (x) the average of the Fair Market Value of the Shares for the 20 calendar day period immediately preceding the Purchaser's notice to MEEMIC Holdings of its intent to purchase the Option Shares, or (y) 140% of the Purchase Price.

     SECTION 3.2. METHOD OF EXERCISE; FRACTIONAL SHARES. The right to purchase the Option Shares pursuant to this Article is exercisable at the option of the Purchaser only in whole and only during the one year period commencing on the Effective Date. The right to purchase the Option Shares shall be exercisable only after the Purchaser shall have satisfied its obligations under Section 2.1 of this Agreement. The Purchaser shall be required to provide MEEMIC Holdings with written notice of its irrevocable election to purchase the Option Shares pursuant to Section 3.1. After such notice is provided to MEEMIC Holdings, the Purchaser and MEEMIC Holdings shall mutually agree upon a date, which date shall be not later than twenty (20) calendar days after such notice is provided to MEEMIC Holdings, for the issuance of the Option Shares to the Purchaser (the "Issuance Date for Option Shares"). On the Issuance Date for Option Shares, the Option Shares shall be issued to the Purchaser and the Purchaser shall pay for the Option Shares as determined by Section 3.1 of this Agreement.

     SECTION 3.3. ADJUSTMENT OF SHARES PURCHASABLE. The number of Shares purchasable pursuant to Section 3.1 and the price for such Shares are subject to adjustment from time to time as specified in Section 3.5 of this Agreement.

     SECTION 3.4. LIMITED RIGHTS OF OWNER. The options conferred by Article III of this Agreement do not entitle the Purchaser to any voting rights or other rights as a stockholder of MEEMIC Holdings, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on the Shares purchasable under Section 3.1 of this Agreement until, and then only to the extent that, any such Shares are deemed to have been issued to the Purchaser pursuant to this Agreement. Upon the giving by the Purchaser to MEEMIC Holdings of the written notice of exercise of the option set forth in
Article III of this Agreement and the tender of the applicable price for such Shares in immediately available federal funds, the Purchaser shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of MEEMIC Holdings shall then be closed or that certificates representing such Shares shall not then be actually delivered to Purchaser.

     SECTION 3.5. EFFECT OF STOCK SPLIT, ETC. If MEEMIC Holdings, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes the number or type of outstanding Shares, then the applicable price in effect pursuant to this Article III, and the number of Shares purchasable under this Article III, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent) in such manner as shall fully preserve the economic benefits provided to Purchaser under this Agreement.

     SECTION 3.6. EFFECT OF MERGER, ETC. If MEEMIC Holdings consolidates with or merges into another corporation or entity, the Purchaser shall thereafter be entitled on exercise to purchase, with respect to each Share purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one Share is entitled to in the consolidation or merger without any change in or payment in addition to the price in effect immediately prior to the merger or consolidation. MEEMIC Holdings shall not consolidate or merge unless, prior to consummation, the successor company (if other than, MEEMIC Holdings) assumes the obligations of this paragraph by written instrument executed and delivered to the Purchaser. A sale or lease of all or substantially all the assets of MEEMIC Holdings for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

     SECTION 3.7. NOTICE OF ADJUSTMENT. On the happening of an event requiring an adjustment of the price or the Shares purchasable pursuant to this Article III, MEEMIC Holdings shall forthwith give written notice to the Purchaser of such event.

     SECTION 3.8. NOTICE AND EFFECT OF DISSOLUTION, ETC. In the case that a voluntary or involuntary dissolution, liquidation, or winding up of MEEMIC Holdings (other than in connection with a consolidation or merger covered by Section 3.6 hereof) is at any time proposed, MEEMIC Holdings shall give at least 30 days' prior written notice to the Purchaser. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be no sooner than 45 days after the giving of the notice) as of which holders of the Shares will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of the Shares as a result of the transaction; and (e) an estimate of the fair value of the distributions.


                                      ARTICLE IV
                         CLOSING AND PRECONDITIONS TO CLOSING

     SECTION 4.1 CLOSING. The issuance and purchase of the Shares pursuant to Sections 2.1 and 2.2 of this Agreement and the execution and delivery of all certificates and documents contemplated by this Agreement (the "Closing") shall be consummated on the Effective Date, provided that all of the preconditions to Closing set forth in this Agreement have been satisfied.

     SECTION 4.2 PRECONDITIONS TO CLOSING. The issuance and purchase of the Shares contemplated by Article II of this Agreement shall only be consummated on the Effective Date if all of the following conditions have been satisfied:


          (i) The Michigan Insurance Bureau issues an Order approving the Plan of Conversion and such Order has not been revoked;

          (ii) The Plan of Conversion is approved by the affirmative vote of at least two-thirds (2/3) of the votes cast at the special meeting of Eligible Policyholders of MEEMIC and becomes effective in accordance with its terms;

          (iii) All consents, approvals, authorizations, licenses and orders of any governmental authority necessary in connection with the issuance of the Shares are received; and

          (iv) The Subscription Offering contemplated by the Plan of Conversion is completed.

     SECTION 4.3 DELIVERIES AT CLOSING. At the Closing, the parties shall deliver the following:

          (i) The Purchaser shall deliver the applicable Purchase Price per Share for the Shares to MEEMIC Holdings, in immediately available federal funds; and

          (ii) MEEMIC Holdings shall deliver to the Purchaser stock certificates registered in the name of PICOM or Professionals, as directed by the Purchaser, evidencing the Shares issued and purchased pursuant to this Agreement and such Shares shall be fully paid and non-assessable.

     SECTION 4.4.  CLOSING FOR PURCHASE OF SHARES PURCHASED PURSUANT TO ARTICLE
III. On the Issuance Date for Option Shares, the parties shall deliver the following:

          (i) The Purchaser shall deliver the applicable price for the Option Shares to MEEMIC Holdings, in immediately available federal funds; and

          (ii) MEEMIC Holdings shall deliver to the Purchaser stock certificates registered in the name of PICOM or Professionals, as directed by the Purchaser, evidencing the Option Shares issued and purchased pursuant to Article III hereof and such Option Shares shall be fully paid and non-assessable.

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF MEEMIC HOLDINGS. MEEMIC Holdings hereby represents and warrants to Professionals and PICOM, jointly and severally, as follows:

          a. ORGANIZATION AND EXISTENCE. MEEMIC Holdings is a Michigan corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with all requisite corporate power and corporate authority to carry on its business as it is now being conducted.

          b. AUTHORIZATION. MEEMIC Holdings has the requisite power and authority to allow it to execute, deliver and perform this Agreement, and has taken all necessary corporate action to issue, and shall reserve for issuance, the maximum number of Shares issuable under Articles II and III of this Agreement. The execution, delivery and performance of this Agreement have been duly, validly and effectively authorized by all requisite action of MEEMIC Holdings' Board of Directors, and no other proceedings on the part of MEEMIC Holdings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

          c. EXECUTION AND DELIVERY; VALID AND BINDING. This Agreement has been duly executed and delivered by MEEMIC Holdings and constitutes the valid and binding obligations of MEEMIC Holdings, enforceable against it in accordance with its terms.

          d. NO DEFAULTS, VIOLATIONS OR CONFLICTS. MEEMIC Holdings is not in violation of any term or provision of the Plan of Conversion, this Agreement, its Articles of Incorporation or By-Laws which would prevent it from fulfilling its obligations under this Agreement.

          e. NO VIOLATIONS OF LAW. The execution, delivery and performance of the terms of this Agreement and the Plan of Conversion by MEEMIC Holdings (i) requires no action by or in respect of, or filing with, any governmental body other than the Michigan Insurance Bureau, or agency or official of the United States or any political subdivision thereof, except for such notices, Registration Statements, or reports as may be required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable State blue sky laws, and (ii) will not violate any statute or any order, rule or regulation of any court or government agency or body in the United States or any political subdivision thereof having jurisdiction over MEEMIC Holdings, which violation could have a material adverse effect on the financial condition of MEEMIC Holdings or the ability of MEEMIC Holdings to perform its obligation under this Agreement or the Plan of Conversion.

          f. DELIVERY OF THE SHARES. Delivery by MEEMIC Holdings of the Shares to PICOM or Professionals, as set forth in this Agreement, will transfer to PICOM or Professionals valid title to such Shares, free and clear of all liens, encumbrances, restrictions and claims of any kind, and such Shares are not subject to any preemptive rights. MEEMIC Holdings shall at all times reserve and hold available sufficient Shares to satisfy all rights of the Purchaser under this Agreement.

     SECTION 5.2 REPRESENTATIONS AND WARRANTIES OF PICOM. PICOM hereby represents and warrants to MEEMIC Holdings as follows:

          a. ORGANIZATION AND EXISTENCE. PICOM is a Michigan domiciled stock insurance company, duly organized, validly existing and with all requisite power and authority to carry on its business as it is now being conducted.

          b. AUTHORIZATION. PICOM has the requisite power and authority to allow it to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly, validly and effectively authorized by all requisite action of PICOM's Board of Directors, and no other proceedings on the part of PICOM are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

          c. EXECUTION AND DELIVERY; VALID AND BINDING. This Agreement has been duly executed and delivered by PICOM and constitutes the valid and binding obligations of PICOM, enforceable against PICOM in accordance with its terms.

          d. NO DEFAULTS, VIOLATIONS OR CONFLICTS. PICOM is not in violation of any term or provision of its Articles of Incorporation or By-Laws, which would prevent it from fulfilling its obligations under this Agreement.

          e. NO VIOLATIONS, ETC. The execution, delivery and performance of the terms of this Agreement by PICOM (i) requires no action by or in respect of, or filing with, any governmental body other than the Michigan Insurance Bureau, or agency or official of the United States or any political subdivision thereof, except for such notices, Registration Statements, or reports as may be required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable State blue sky laws, and (ii) will not violate any statute or any order, rule or regulation of any court or government agency or body in the United States or any political subdivision thereof having jurisdiction over PICOM, which violation could have a material adverse effect on the ability of PICOM to perform any obligations under this Agreement.

          f.    SECURITIES LAW REPRESENTATIONS AND WARRANTIES.

     (i) SOPHISTICATION AND BACKGROUND. PICOM is an "accredited investor" as that term is defined by Rule 501(a) promulgated by the Securities and Exchange Commission. PICOM has such knowledge and experience in financial, tax and business matters to enable it to utilize the information made available to it to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect to the prospective investment.

     (ii) AVAILABILITY OF INFORMATION. PICOM understands that MEEMIC Holdings has agreed to make all documents, records and books pertaining to the Shares and its business and affairs available for inspection by it and/or PICOM's advisors.

     (iii) RISK OF INVESTMENT. PICOM recognizes that the purchase of stock in any corporation involves substantial risks, that no assurance or guarantee has or can be given that a shareholder in the MEEMIC Holdings will receive a return on the investment or realize a profit on such investment, and that it may not be able to sell the Shares.

     SECTION 5.3 REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS. Professionals hereby represents and warrants to MEEMIC Holdings as follows:

           a. ORGANIZATION AND EXISTENCE. Professionals is a Michigan corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan with all requisite power and authority to carry on its business as it is now being conducted in good standing under the laws of the State of Michigan.

           b. AUTHORIZATION. Professionals has the requisite power and authority to allow it to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly, validly and effectively authorized by all requisite action of Professionals' Board of Directors, and no other proceedings on the part of Professionals are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

           c. EXECUTION AND DELIVERY; VALID AND BINDING. This Agreement has been duly executed and delivered by Professionals and constitutes the valid and binding obligations of Professionals, enforceable against Professionals in accordance with its terms.

           d. NO DEFAULTS, VIOLATIONS OR CONFLICTS. Professionals is not in violation of any term or provision of its Articles of Incorporation or By-Laws which would prevent it from fulfilling its obligations under this Agreement.

           e. NO VIOLATIONS, ETC. The execution, delivery and performance of the terms of this Agreement by Professionals (i) requires no action by or in respect of, or filing with, any governmental body other than the Michigan Insurance Bureau, or agency or official of the United States or any political subdivision thereof, except for such notices, Registration Statements, or reports as may be required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable State blue sky laws, and (ii) will not violate any statute or any order, rule or regulation of any court or government agency or body in the United States or any political subdivision thereof having jurisdiction over Professionals, which violation could have a material adverse effect on the ability of Professionals to perform any obligations under this Agreement.

           f.   SECURITIES LAW REPRESENTATIONS AND WARRANTIES.

     (i) SOPHISTICATION AND BACKGROUND. Professionals is an "accredited investor" as that term is defined by Rule 501(a) promulgated by the Securities and Exchange Commission. Professionals has such knowledge and experience in financial, tax and business matters to enable it to utilize the information made available to it to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect to the prospective investment.

     (ii) AVAILABILITY OF INFORMATION. Professionals understands that MEEMIC Holdings has agreed to make all documents, records and books pertaining to the Shares and its business and affairs available for inspection by it and/or Professionals's advisors.

     (iii) RISK OF INVESTMENT. Professionals recognizes that the purchase of stock in any corporation involves substantial risks, that no assurance or guarantee has or can be given that a shareholder in the MEEMIC Holdings will receive a return on the investment or realize a profit on such investment, and that it may not be able to sell the Shares.

     SECTION 5.4 LEGAL FEES, COSTS AND EXPENSES. Each party hereto shall bear its own legal fees and expenses, and other costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement.

                                      ARTICLE VI
                                 REGISTRATION RIGHTS

     SECTION 6.1 REGISTRATION RIGHTS. If MEEMIC Holdings is not permitted by the Securities and Exchange Commission to include the Shares identified in Sections 2.1, 2.2 and 3.1 of this Agreement in the Registration Statement relating to the Plan of Conversion, then Purchaser shall have the right, commencing on the date that MEEMIC Holdings is first eligible to use a Registration Statement on Form S-3 for secondary offerings of securities by selling shareholders, to demand (a "demand right") that MEEMIC Holdings register such Shares as promptly as practicable, but in any event not less than 90 days after the date of such demand. If, prior to making any such demand, MEEMIC Holdings proposes to register a primary distribution of Shares to the public under the Securities Act of 1933, as amended (other than pursuant to Form S-4 or Form S-8), the Purchaser shall have the right (a "piggy back right") to include the Shares identified in Sections 2.1, 2.2 and 3.1 of this Agreement in such registration. MEEMIC Holdings and the Purchaser agree that the terms, conditions, rights and obligations of the parties in the event of a demand or piggy-back registration will be those customary in similar situations; that MEEMIC Holdings shall bear all registration costs (other than the costs of counsel for the Purchaser and any underwriting commissions or discounts relating to the sale of the Note Shares); and that the Purchaser's piggy back right shalll be subject to the discretion of the managing underwriter to determine the number of Shares that may be included, if the registration statement relates to an underwriten offering.

                                     ARTICLE VII
                                     TERMINATION

     SECTION 7.1 TERMINATION. This Agreement and the obligations of the parties hereto may be terminated at any time only (a) by mutual consent of the parties hereto, (b) by PICOM if any material representation or warranty in this Agreement by MEEMIC Holdings proves to be untrue at the time it was made or becomes untrue and such untrue statement is unable to be remedied, (c) by Professionals if any material representation or warranty in this Agreement by MEEMIC Holdings proves to be untrue at the time it was made or becomes untrue and such untrue statement is unable to be remedied, (d) by MEEMIC Holdings if any material representation or warranty in this Agreement by either PICOM or Professionals proves to be untrue at the time it was made or becomes untrue and such untrue statement is unable to be remedied, or (e) by any party hereto if required by law or if the preconditions to Closing established in this Agreement fail to be satisfied.

                                     ARTICLE VIII
                                  GENERAL PROVISIONS

     SECTION 8.1 JOINT AND SEVERAL OBLIGATIONS OF THE PURCHASER AND RIGHTS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be the joint and several obligations of PICOM and Professionals. The rights of the Purchaser to purchase Shares pursuant to this Agreement shall be a right that may be exercised by either PICOM or Professionals, or alternatively by both PICOM and Professionals in such proportions, not to exceed the total number of Shares that may be purchased by Purchaser hereunder, as may be specified in written instructions to MEEMIC Holdings from both PICOM and Professionals.

     SECTION 8.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Michigan.

     SECTION 8.3 ENTIRE AGREEMENT/AMENDMENT. This Agreement constitutes the entire agreement and understanding between the parties and cannot be amended, waived or modified unless the parties so agree in writing.

     SECTION 8.4 ASSIGNMENT. None of the parties may assign any rights or obligations under this Agreement without first obtaining the written consent of the other parties hereto.

     SECTION 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 8.6 NOTICES. All notices and statements to be given under this Agreement shall be given in writing, delivered by hand, facsimile, overnight express or similar service (fees prepaid), or first class United States registered or certified mail with return receipt requested (postage prepaid), to the following addresses (which may be changed by written notice):

PICOM:            President
                  PICOM
                  2600 Professionals Drive
                  Box 150
                  Okemos, MI  48805-0150
                  Telephone No.: (800) 292-1036
                  Facsimile No.: (517) 347-6321

Professionals:    President
                  Professionals
                  2600 Professionals Drive
                  Box 150
                  Okemos, MI  48805-0150
                  Telephone No.: (800) 292-1036
                  Facsimile No.: (517) 347-6321

Purchaser:        President
                  PICOM
                  2600 Professionals Drive
                  Box 150
                  Okemos, MI  48805-0150
                  Telephone No.: (800) 292-1036
                  Facsimile No.: (517) 347-6321
                             -and-
                  President
                  Professionals
                  2600 Professionals Drive
                  Box 150
                  Okemos, MI  48805-0150
                  Telephone No.: (800) 292-1036
                  Facsimile No.: (517) 347-6321

MEEMIC Holdings:  President
                  MEEMIC Holdings
                  691 N. Squirrel Road
                  Suite 200
                  P.O. Box 21709
                  Auburn Hills, MI  48321
                  Telephone No.: (248) 377-8500
                  Facsimile No.: (248) 377-8555

All written notices and statements shall be deemed given, delivered, received and effective upon personal delivery, the same day of sending by facsimile, one calendar day after sending by overnight express or similar service, or three calendar days after mailing by first class United States mail.

     SECTION 8.7 SEVERABILITY. If any provision of this Agreement shall be or become in violation of any local, state or federal law, said provision shall be considered null and void, and all other provisions shall remain in full force and effect. Each of the parties expressly releases each of the other parties from any liability in the event such party cannot fulfill any obligation under this Agreement as a result of any provisions of local, state or federal law governing such provisions.

     SECTION 8.8 NO THIRD PARTY RIGHTS. This Agreement is made for the sole benefit of the MEEMIC Holdings, Professionals and PICOM. Except as otherwise expressly provided, nothing in this Agreement shall create or be deemed to create a relationship between the parties hereto, or any of them, and any third person in the nature of a third party beneficiary, equitable lien or fiduciary relationship.

     SECTION 8.9 NO WAIVER. Failure on the part of any party to complain of any action or non-action of another other party hereto shall not be deemed to be a waiver of any rights under this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to be a waiver of any other provisions of this Agreement, and a waiver at any time of any provisions of this Agreement shall not be construed as a waiver at any subsequent time of the same provisions.

     SECTION 8.10 INJUNCTIVE RELIEF. The parties acknowledge that damages may be an inadequate remedy for a breach of this Agreement by any party hereto and that the obligations of the parties hereto shall be enforceable by any other party hereto through injunctive or other equitable relief in addition to any other remedies to which such party may be entitled.

     SECTION 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     SECTION 8.12 CONSTRUCTION. The parties each acknowledge that all the terms and conditions in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon all relevant considerations. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation hereof or thereof.

     SECTION 8.13 FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional documents, assignments, agreements, certificates, powers and instruments as may be reasonably required to carry into effect the purposes of this Agreement.

     SECTION 8.14 FORBEARANCES. During the period from the date of this Agreement to the earlier of (i) the Issuance Date of Option Shares or (ii) the termination of this Agreement, except as expressly contemplated or permitted by this Agreement or the Plan of Conversion, MEEMIC Holdings shall not, and MEEMIC Holdings shall not permit MEEMIC or any subsidiary of MEEMIC Holdings or MEEMIC to, without the prior written consent of the Purchaser:

     (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money in excess of $5,000,000 or assume, guarantee, endorse or otherwise become obligated for, any indebtedness in excess of $5,000,000;

     (b) adjust, split, combine, reclassify, any capital stock, or pay dividends or distributions in excess of $5,000,000 with respect to the capital stock;

     (c) issue additional capital stock except as contemplated by the Plan of Conversion;

     (d) enter into an agreement to consolidate with or merge into any Person;

     (e) sell or transfer all or substantially all of its assets to any Person; or

     (f) amend the Plan of Conversion or its Articles of Incorporation, or its Bylaws, except as contemplated by this Agreement or the Plan of Conversion.

                                 *   *   *   *   *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date written on the first page of this Agreement.


                                   MEEMIC HOLDINGS, INC.

                                   By:
                                      -----------------------------
                                        Its: ----------------------


                                   PICOM INSURANCE COMPANY

                                   By:
                                      -----------------------------
                                        Its: ----------------------


                                   PROFESSIONALS GROUP, INC.

                                   By:
                                      -----------------------------
                                        Its: ----------------------